DIRECTORS/TRUSTEES POWER OF ATTORNEY


City of Minneapolis

State of Minnesota

        Each of the undersigned, as directors and trustees of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                        1933 Act       1940 Act
                                                       Reg. Number   Reg. Number

   AXP Fixed Income Series, Inc.                        2-51586        811-2503
   AXP California Tax-Exempt Trust                      33-5103        811-4646
   AXP Discovery Series, Inc.                           2-72174        811-3178
   AXP Equity Series, Inc.                              2-13188        811-772
   AXP High Yield Income Series, Inc.                   2-86637        811-3848
   AXP Government Income Series, Inc.                   2-96512        811-4260
   AXP Global Series, Inc.                              33-25824       811-5696
   AXP Growth Series, Inc.                              2-38355        811-2111
   AXP High Yield Tax-Exempt Series, Inc.               2-63552        811-2901
   AXP International Series, Inc.                       2-92309        811-4075
   AXP Investment Series, Inc.                          2-11328        811-54
   AXP Managed Series, Inc.                             2-93801        811-4133
   AXP Market Advantage Series, Inc.                    33-30770       811-5897
   AXP Money Market Series, Inc.                        2-54516        811-2591
   AXP Dimensions Series, Inc.                          2-28529        811-1629
   AXP Selected Series, Inc.                            2-93745        811-4132
   AXP Progressive Series, Inc.                         2-30059        811-1714
   AXP Income Series, Inc.                              2-10700        811-499
   AXP Special Tax-Exempt Series Trust                  33-5102        811-4647
   AXP Stock Series, Inc.                               2-11358        811-498
   AXP Strategy Series, Inc.                            2-89288        811-3956
   AXP Tax-Exempt Series, Inc.                          2-57328        811-2686
   AXP Tax-Free Money Series, Inc.                      2-66868        811-3003
   AXP Sector Series, Inc.                              33-20872       811-5522
   AXP Partners Series, Inc.                            333-57852      811-10321
   AXP Partners International Series, Inc.              333-64010      811-10427
   AXP Variable Portfolio-Partners Series, Inc          333-61346      811-10383
   AXP Variable Portfolio-Investment Series, Inc.       2-73115        811-3218
   AXP Variable Portfolio-Managed Series, Inc.          2-96367        811-4252
   AXP Variable Portfolio-Money Market Series, Inc.     2-72584        811-3190
   AXP Variable Portfolio-Income Series, Inc.           2-73113        811-3219
   AXP Variable Portfolio-Select Series, Inc.           333-113780     811-21534
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hereby constitutes and appoints Arne H. Carlson, any other member of the Boards who is not an interested person of the investment manager, and Leslie L. Ogg or any one of these persons individually as her or his attorney-in-fact and agent to file and sign for her or him in her or his name, place and stead any and all further amendments to said registration statements with all exhibits and other documents thereto pursuant to said Acts and any rules and regulations thereunder and grants them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

    Dated the 11th day of November, 2004.


/s/ Arne H. Carlson                              /s/ Stephen R. Lewis, Jr.
----------------------------                     ----------------------------
    Arne H. Carlson                                  Stephen R. Lewis, Jr.

/s/ Philip J. Carroll, Jr.                       /s/ Catherine James Paglia
----------------------------                     ----------------------------
    Philip J. Carroll, Jr.                           Catherine James Paglia

/s/ Livio D. DeSimone                            /s/ Alan K. Simpson
----------------------------                     ----------------------------
    Livio D. DeSimone                                Alan K. Simpson

/s/ Patricia M. Flynn                            /s/ Alison Taunton-Rigby
----------------------------                     ----------------------------
    Patricia M. Flynn                                Alison Taunton-Rigby

/s/ Anne P. Jones                                /s/ William F. Truscott
----------------------------                     ----------------------------
    Anne P. Jones                                    William F. Truscott